UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 11, 2017

Aramark

(Exact Name of Registrant Specified in Charter)

Delaware	001-36223	20-8236097
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1101 Market Street Philadelphia, Pennsylvania	19107
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 238-3000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Incremental Amendment No. 2 to Senior Secured Credit Facilities

On December 11, 2017 (the “Closing Date”), Aramark Services, Inc. (the “Company”), an indirect wholly owned subsidiary of Aramark (“Aramark” or “Parent”), Aramark Intermediate HoldCo Corporation (“Holdings”) and certain wholly-owned subsidiaries of the Company entered into Incremental Amendment No. 2 (the “Incremental Amendment”) with the financial institutions party thereto and JPMorgan Chase Bank, N.A. as administrative agent for the Lenders (as defined below) and collateral agent for the secured parties thereunder to the credit agreement (the “Credit Agreement”), dated March 28, 2017, among the Company, Holdings, ARAMARK Canada Ltd., ARAMARK Investments Limited, ARAMARK Ireland Holdings Limited, ARAMARK Regional Treasury Europe, Designated Activity Company, ARAMARK Holdings GmbH & Co. KG, Aramark International Finance S.à r.l. and certain wholly-owned domestic subsidiaries of the Company, the financial institutions from time to time party thereto (including the financial institutions party to the Incremental Amendment, the “Lenders”), the issuing banks named therein and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders and collateral agent for the secured parties thereunder.

The Incremental Amendment provides for an incremental senior secured credit facility (the “Incremental Senior Secured Credit Facility”) under the Credit Agreement comprised of a U.S. dollar denominated “term B-1” loan in an amount equal to $1.785 billion, due in March 2025. The Incremental Senior Secured Credit Facility was funded in full on the Amendment Closing Date.

The Company used the proceeds from the borrowing under the Incremental Senior Secured Credit Facility to finance the Avendra Merger (as defined below) and, together with the proceeds of a borrowing made under the Credit Agreement’s revolving credit facility on the Closing Date, to repay the remaining U.S. dollar denominated term A loans remaining outstanding under the Credit Agreement and to pay related fees and expenses.

The new term B-1 loans bear interest at a rate equal to, at the Company’s option, either (a) a LIBOR rate determined by reference to the costs of funds for deposits in U.S. dollars for the interest period relevant to such borrowing adjusted for certain additional costs or (b) a base rate determined by reference to the highest of (1) the prime rate of the administrative agent, (2) the federal funds rate plus 0.50% and (3) the LIBOR rate plus 1.00% plus an applicable margin set initially at 2.00% for borrowings based on the LIBOR rate and 1.00% for borrowings based on the base rate, in each case, subject to a reduction of 0.25% upon compliance by the Company with a consolidated leverage ratio of 3.00 to 1.00.

The new term B-1 loans require the payment of installments in quarterly principal amounts of 1.00% per annum of the funded total principal amount thereunder and are subject to substantially similar terms relating to guarantees, collateral, mandatory prepayments and covenants that are applicable to the Company’s existing U.S. Term B Loans outstanding under the Credit Agreement.

The foregoing description of the Incremental Amendment is qualified in its entirety by reference to the full text of the Incremental Amendment, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets

On December 11, 2017, the Company completed its previously announced acquisition of Avendra, LLC, a Delaware limited liability company (“Avendra”). Pursuant to the Agreement and Plan of Merger (the “Avendra Merger Agreement”), dated October 13, 2017, by and among the Company, Avendra, Capital Merger Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“Merger Sub”) and Marriott International, Inc., a Delaware corporation, solely in its capacity as the Holder Representative (as defined therein), Merger Sub was merged with and into Avendra (the “Avendra Merger”), with Avendra continuing as the surviving entity of the Avendra Merger and a wholly owned subsidiary of the Company. At the closing, the Company paid an aggregate purchase price of $1,350.0 million, which amount is subject to certain adjustments set forth in the Avendra Merger Agreement (the “Avendra Purchase Price”). As discussed in Item 1.10 above, the Avendra Purchase price was financed through borrowings under the Incremental Senior Secured Credit Facility. $10 million of the Avendra Purchase Price will be held in escrow to satisfy any obligations of Avendra regarding a post-closing adjustment to the Avendra Purchase Price.

The foregoing description of the Avendra Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Avendra Merger

Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K by Aramark on October 16, 2017, and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure

On December 11, 2017, Aramark issued a press release announcing the closing of the Avendra Merger further described in Item 2.01. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. The press release shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

Cautionary Statement Regarding Avendra Merger Agreement

The Avendra Merger Agreement is incorporated into this Current Report on Form 8-K to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual or financial information about the Company, Avendra or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Avendra Merger Agreement were made only for purposes of that agreement and as of the date of the Avendra Merger Agreement or such other date as is specified in the Avendra Merger Agreement; were solely for the benefit of the parties to the Avendra Merger Agreement; have been qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Avendra Merger Agreement instead of establishing these matters as facts; and are subject to materiality qualifications contained in the Avendra Merger Agreement that may differ from what may be viewed as material by investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, Avendra or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Avendra Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company. The Avendra Merger Agreement should not be read alone but should instead be read in conjunction with the other information that is or will be included in reports and other filings that the Company files with the Securities and Exchange Commission.

Cautionary Statements Regarding Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect Aramark’s current views as to future events and financial performance including with respect to, without limitation, the benefits of Aramark’s acquisition of Avendra, as well as statements regarding the companies’ services and products. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They relate to the topics set forth above or use words such as “outlook,” “aim,” “anticipate,” “are confident,” “have confidence,” “estimate,” “expect,” “will be,” “will continue,” “will likely result,” “project,” “intend,” “plan,” “believe,” “see,” “look to” and other words and terms of similar meaning or the negative versions of such words.

Forward-looking statements speak only as of the date made. These forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, actual results may differ materially from those that Aramark expected. Such risks and uncertainties include, among others, Aramark’s ability to successfully integrate Avendra’s business and costs and timing related thereto, the risk of unanticipated restructuring costs or assumption of undisclosed liabilities, the risk that Aramark is unable to achieve the anticipated benefits (including tax benefits) and synergies of the transaction including whether the transaction will be accretive and within the expected timeframes, the availability of sufficient cash to repay certain indebtedness and Aramark’s decision to utilize the cash for that purpose, the disruption of the transaction to Avendra and its management; Avendra’s ability to retain and hire key personnel and maintain relationships with customers, suppliers and other third parties, Aramark’s ability to attract new or maintain existing customer and supplier relationships at reasonable cost, Aramark’s ability to retain key personnel and the other factors set forth in the “Risk Factors,” –“ Legal Proceedings” and “Management Discussion and Analysis of Financial Condition and Results of Operations” sections and other sections of Aramark’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on November 22, 2017 as such factors may be updated from time to time in Aramark’s other periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov and which may be obtained by contacting Aramark’s investor relations department via its website www.aramark.com. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this Current Report on Form 8-K and in Aramark’s filings with the SEC. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, Aramark. Aramark undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, changes in its expectations, or otherwise, except as required by law.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated October 13, 2017, by and among Avendra LLC, Aramark, Capital Merger Sub, LLC, and Marriott International, Inc., as Holder Representative (incorporated herein by reference to Exhibit 2.1 to Aramark’s Current Report on Form 8-K filed with the SEC on October 16, 2017).

10.1	Incremental Amendment No. 2, dated as of December 11, 2017, among Aramark Services, Inc. (the “Company”) Aramark Intermediate HoldCo Corporation (“Holdings”) and certain wholly-owned subsidiaries of the Company, the financial institutions party thereto and JPMorgan Chase Bank, N.A. as administrative agent for the Lenders (as defined below) and collateral agent for the secured parties thereunder to the credit agreement, dated March 28, 2017, among the Company, Holdings, ARAMARK Canada Ltd., ARAMARK Investments Limited, ARAMARK Ireland Holdings Limited, ARAMARK Regional Treasury Europe, Designated Activity Company, ARAMARK Holdings GmbH & Co. KG, Aramark International Finance S.à r.l. and certain wholly-owned domestic subsidiaries of the Company, the financial institutions from time to time party thereto (including the financial institutions party to the Incremental Amendment, the “Lenders”), the issuing banks named therein and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders and collateral agent for the secured parties thereunder

99.1	Press Release dated December 11, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARAMARK

By:	/s/ Brian Pressler
Name:	Brian Pressler
Title:	Senior Vice President, Controller and Chief Accounting Officer

Dated: December 12, 2017